EXHIBIT 4.14

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

March 31, 2014

Lima Energy Company
USA Synthetic Fuel Corporation
c/o USA Synthetic Fuel Corporation
312 Walnut Street, Suite 1600
Cincinnati, Ohio 45202

Ladies/Gentlemen:

We refer to the Note Purchase Agreement dated as of September 24, 2012, among Lima Energy Company, an Ohio corporation (the "Company"), USA Synthetic Fuel Corporation, a Delaware corporation (the "Parent"), the noteholders that are from time to time parties thereto (the "Noteholders"), and Third Eye Capital Corporation, as administrative agent for the Noteholders (the "Administrative Agent"), as amended by the First Amendment to the Note Purchase Agreement dated as of December 31, 2013 (as amended, the "Note Purchase Agreement").  Unless otherwise defined herein, terms defined in the Note Purchase Agreement shall be used herein as therein defined.  As used herein, the term "Amendment" means this Amendment No. 2 to Note Purchase Agreement.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.             Amendments.  The Note Purchase Agreement is, effective as of the date first above written, hereby amended as follows:

(a)           In the definition of "Minimum Cash Blocked Account" contained in Section 1.1 of the Note Purchase Agreement, the term "$2,000,000" is amended to read "$900,000".

(b)           The definition of "Notes" contained in Section 1.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"Notes" means the collective reference to (a) the 10% senior secured notes of the Company in the aggregate principal amount of up to $30,000,000, issued and delivered hereunder in definitive form, and (b) the PIK Notes (as hereinafter defined).

(c)           Section 2.10 of the Note Purchase Agreement is amended by adding the following paragraph (5) to such Section 2.10:

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

"(5)  Notwithstanding anything to the contrary contained in paragraph (1) of this Section 2.10, interest that is due and payable on the Notes on the May 1, 2014 and June 1, 2014 Interest Payment Dates (each, a "PIK Interest Date") may, at the Company's option, be paid by the Company by issuing a new Note (each, a "PIK Note"), in substantially the form of Schedule A hereto, to each Noteholder in an amount equal to 110% of the accrued and unpaid interest payable on each Note held by such Noteholder on the relevant PIK Interest Date (the "PIK Option"), provided that the Company may not exercise the PIK Option if a Default has occurred and is continuing.  The Company shall give the Administrative Agent at least three (3) Business Days' irrevocable, prior written notice of its election to exercise the PIK Option for a PIK Interest Date.  The Company shall execute and deliver each PIK Note, duly completed, to the Administrative Agent on or before the PIK Interest Date for such PIK Note, and each PIK Note must be satisfactory in form and substance to the Administrative Agent.  Each PIK Note shall be a Note issued under and shall be subject to all of the terms and provisions of this Agreement and shall be secured by and entitled to the benefits of the Security Documents.  If the Company does not exercise the PIK Option as aforesaid for any PIK Interest Date, interest shall be due and payable on such PIK Interest Date in immediately available funds as provided in this Agreement.  Notwithstanding anything to the contrary contained in the this Agreement, (a) each PIK Note may be issued in a principal amount of less than $1,000,000, and (b) the Company may issue PIK Notes hereunder even if the issuance of such PIK Notes causes the aggregate principal amount of the Notes issued under this Agreement to exceed $30,000,000."

(d)           In Section 6.2(e) of the Note Purchase Agreement, the term "$3,000,000" is amended to read "$900,000".

2.             Conditions Precedent.  This Amendment shall become effective as of the date first written above when, and only when, the Administrative Agent shall have received the following:

(a)           the signature pages to this Amendment duly executed and delivered by the Company, the Parent and each of the Noteholders;

(b)           the Consent appended hereto duly executed and delivered by each of the Obligors that is a signatory thereto;

(c)           payment of all fees and expenses of the Administrative Agent for which invoices have been presented (including the reasonable fees and expenses of legal counsel);

(d)           evidence that the other conditions precedent that the Administrative Agent has discussed with the Company have been satisfied (including, without limitation, an amendment to the Unit Purchase Agreement and an amendment and restatement of the Royalty Agreement) to the satisfaction of the Administrative Agent in its sole discretion; and

(e)           such other certificates, documents and agreements as the Administrative Agent may request in its sole discretion.

3.           Amendment Fee.  On or before June 1, 2014, the Parent and the Company jointly, severally and unconditionally agree to pay an amendment fee (the "Amendment Fee") to the Administrative Agent, for the ratable benefit of the Noteholders, by either (a) issuing 300,000 shares of common stock of the Parent (or penny warrants to purchase equivalent shares) to the Administrative Agent, or (b) paying $300,000 to the Administrative Agent in immediately available funds.  In the event that the Parent and the Company pay the Amendment Fee in accordance with clause (a) of the preceding sentence, all documents relating to such payment must be satisfactory in form and substance to the Administrative Agent in its sole discretion.  As of the date hereof, the Amendment Fee shall be fully earned and non-refundable.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

4.             Release.  Each of the Parent and the Company hereby fully and finally releases, remises, acquits, and forever discharges, with prejudice, the Administrative Agent and each Noteholder and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, members, managers, shareholders, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations, affiliates and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, losses, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising under, out of or in any way related to the Note Purchase Agreement, any of the other Note Purchase Documents or any of the transactions contemplated thereby (collectively, the "Released Claims").  Each of the Parent and the Company covenants and agrees not to assert (and not to assist or enable any other Person to assert) any Released Claim against any Released Party.

5.             Representations and Warranties.  Each of the Parent and the Company hereby represents and warrants to the Administrative Agent and the Noteholders that (a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary organizational action on the part of the Parent and the Company and do not and will not violate or contravene, or constitute a breach of or a default under, (i) any agreement to which the Parent or the Company is a party or that is binding on any of their respective assets, (ii) any of the Organizational Documents of the Parent or the Company, or (iii) any Applicable Law; (b) this Amendment has been duly executed and delivered by each of the Parent and the Company and constitutes a legal, valid and binding obligation of the Parent and the Company, enforceable against each of the Parent and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) after giving effect to this Amendment, the representations and warranties of the Parent and the Company set forth in the Note Purchase Agreement and the other Note Purchase Documents are true and correct on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date; and (d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

6.             Miscellaneous.

(a)          On and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the other Note Purchase Documents to "the Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as amended hereby.

(b)          Except as specifically amended above (including the amendment and restatement of the Royalty Agreement pursuant to Section 2(d) above), the Note Purchase Agreement and the Notes, and all other Note Purchase Documents, are and shall continue to be in full force and effect and are hereby in all respects and for all purposes ratified and confirmed by the Parent and the Company.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Note Indebtedness and all guarantees and grants of security interests and liens under the Note Purchase Documents are hereby reaffirmed by the Parent and the Company.

(c)          This Amendment is a Note Purchase Document.

(d)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio.

(e)           THIS AMENDMENT, THE NOTE PURCHASE AGREEMENT AND THE OTHER NOTE PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)           The Parent and the Company jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, and administration of this Amendment and the other instruments and documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(g)          Nothing contained in this Amendment or any communication between the Administrative Agent, the Noteholders and any of the Obligors, and no course of dealing, shall constitute or be deemed a waiver of any present or future Default or Event of Default.

(h)          All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Noteholders or any closing will affect such representations and warranties or the right of the Administrative Agent or the Noteholders to rely upon them.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

If you agree to the terms and provisions of this Amendment, please evidence such agreement by executing and returning a counterpart of this Amendment to the undersigned.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

Very truly yours, THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director

By:	/s/ David G. Alexander
Name: David G. Alexander
Title: Managing Director

Signature Page
Amendment No. 2 to Note Purchase Agreement

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

Accepted and Agreed to by:

NOTEHOLDERS:

SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST

By:	/s/ Steve Rostowsky
Name: Steve Rostowsky Title: CFO

By:	/s/ Kirstin McTaggart
Name: Kirstin McTaggart Title: CCO

Signature Page
Amendment No. 2 to Note Purchase Agreement

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.l, it its capacity as Managing General Partner of THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND

By:	/s/ Robert L. DeNormandie
Name: Robert L. DeNormandie Title: Manager

By:	/s/ Richard Goddard
Name: Richard Goddard Title: Manager

Signature Page
Amendment No. 2 to Note Purchase Agreement

COMPANY: LIMA ENERGY COMPANY

By:	/s/ Lynne R. Graves
Name: Lynne R. Graves Title: Secretary

By:	/s/ Harry H. Graves
Name: Harry H. Graves Title: Chairman

Signature Page
Amendment No. 2 to Note Purchase Agreement

PARENT: USA SYNTHETIC FUEL CORPORATION

By:	/s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick Title: President and CEO

By:	/s/ Daniel W. Dixon
Name: Daniel W. Dixon Title: Chief Financial Officer

Signature Page
Amendment No. 2 to Note Purchase Agreement

CONSENT

Dated as of March 31, 2014

Each of the undersigned hereby consents to the Amendment No. 2 to Note Purchase Agreement of even date herewith among Lima Energy Company, an Ohio corporation, USA Synthetic Fuel Corporation, a Delaware corporation, the noteholders parties thereto (the "Noteholders"), and Third Eye Capital Corporation, as administrative agent (the "Administrative Agent") for the Noteholders (the "Amendment"), and hereby confirms and agrees that each of the Note Purchase Documents to which it is a party  is, and shall continue to be, in full force and effect in accordance with its terms and is hereby ratified, approved and confirmed in all respects and for all purposes.  Unless otherwise defined in this Consent, capitalized terms which are defined in the Note Purchase Agreement (as defined in the Amendment) are used in this Consent as defined in such Note Purchase Agreement.

As consideration for the Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, each of the undersigned hereby fully and finally releases, remises, acquits, and forever discharges, with prejudice, the Administrative Agent and each Noteholder and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, members, managers, shareholders, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations, affiliates and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, losses, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising under, out of or in any way related to the Note Purchase Agreement, any of the other Note Purchase Documents or any of the transactions contemplated thereby (collectively, the "Released Claims"), and (b) covenants and agrees not to assert (and not to assist or enable any other person or entity to assert) any Released Claim against any Released Party.

Each of the undersigned represents and warrants to the Administrative Agent and the Noteholders that it will benefit directly and indirectly from the Amendment and this Consent.  This Consent shall be governed by, and construed in accordance with, the laws of the State of Ohio.

Unless otherwise defined in this Consent, capitalized terms which are defined in the Note Purchase Agreement (as defined in the Amendment) are used in this Consent as defined in such Note Purchase Agreement.

[Signature Page Follows]

Consent to Amendment No. 2 to Note Purchase Agreement

CLEANTECH ENERGY COMPANY

By:	/s/ Lynne R. Graves
Name: Lynne R. Graves Title: Secretary

By:	/s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick Title: President

CLEANTECH CORPORATION

By:	/s/ Harry H. Graves
Name: Harry H. Graves Title: President

By:	/s/ Lynne R. Graves
Name: Lynne R. Graves Title: Secretary

GLOBAL ENERGY, INC.

By:	/s/ Harry H. Graves
Name: Harry H. Graves Title: President and CEO

By:	/s/ H. H. Graves
Name: H. H. Graves Title: CEO

/s/ Harry H. Graves
Harry H. Graves, in his individual capacity

Signature Page
Consent to Amendment No. 2 to Note Purchase Agreement

SCHEDULE A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR QUALIFIED UNDER ANY STATE  OR FOREIGN SECURITIES LAWS, AND THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED ONLY: (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, AND ANY APPLICABLE FOREIGN SECURITIES LAWS; (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (I) RULE 144A, IF AVAILABLE TO HOLDER, (II) RULE 144, IF AVAILABLE TO HOLDER, OR (III) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AVAILABLE TO HOLDER AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE OR FOREIGN SECURITIES LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE 1933 ACT AND QUALIFIED UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

No. [__]	LIMA ENERGY COMPANY	Principal Amount

	(existing under the laws of Ohio)	[$________________]

10% SECURED NOTES DUE AUGUST 31, 2015

Date of Issue:[ _________], 2014

FOR VALUE RECEIVED, the undersigned, LIMA ENERGY COMPANY, a corporation existing under the laws of Ohio (the “Company”), hereby unconditionally promises to pay to Third Eye Capital Corporation, as administrative agent (the “Note Holder”), or its registered assigns, at the office of Third Eye Capital Corporation, Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3930, Toronto, Ontario, Canada M5J 2S1 or at such other address as may be specified by the Note Holder, in lawful money of the United States of America and in immediately available funds, [___________] DOLLARS ($[___________]) in accordance with the Note Purchase Agreement (as defined below).  The Company agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the interest rates and on the dates specified in the Note Purchase Agreement, as well as the fees provided for therein.

This Note is one of the 10% Secured Notes of the Company due August 31, 2015 (the “Notes”), issued under the provisions of that certain Note Purchase Agreement (as it may be amended, supplemented, modified, extended, renewed, restated or replaced from time to time being herein referred to as the “Note Purchase Agreement”) dated September 24, 2012, among, inter alia, the Company, USA Synthetic Fuel Corporation, the Noteholders party thereto and the Note Holder.  Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement. A copy of the Note Purchase Agreement is available for inspection at the offices of the Company.  All references to “dollars” and “$” in this Note are to lawful money of the United States of America.

SCHEDULE A

This Note is subject to the provisions of the Note Purchase Agreement and is subject to mandatory prepayment in whole or in part as provided in the Note Purchase Agreement and the other Note Purchase Documents.  Reference is hereby made to the Note Purchase Documents for a description of the properties and assets in which a Lien has been granted, the nature and extent of the security, the terms and conditions upon which the Liens were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Note Purchase Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note is a direct obligation of the Company and is secured by a first priority lien on and security interest in the Collateral subject only to the Permitted Liens which rank by law in priority.  The Note Purchase Agreement contains restrictions on the right of the Company to incur any additional indebtedness which is not Permitted Indebtedness, and to create, incur, assume or suffer to exist, Liens that are not Permitted Liens.

This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Noteholder for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision of this Note shall, at the time performance of such provisions are due, be deemed to be a payment of interest in excess of that authorized by applicable law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, the Noteholder shall ever receive an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

This Note may only be transferred upon compliance with the conditions prescribed in the Note Purchase Agreement, on the Register kept at the Registered and Records Office of the Company by the registered holder hereof or his executors or administrators or other legal representatives or the holder’s attorney-in-fact, duly appointed by an instrument received by the Company.  For greater certainty, no consent of the Company is required for the transfer of the Note (or any principal amount thereof).

The Note Purchase Agreement is and this Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, LIMA ENERGY COMPANY has caused this Note to be signed by its Senior Officer(s) as of the [__] day of [____________], 2014.

LIMA ENERGY COMPANY

By:
Name: Harry H. Graves

Title: Chairman

SCHEDULE A

FORM OF TRANSFER

TO:           LIMA ENERGY COMPANY (the “Company”)

FOR VALUE RECEIVED, the undersigned hereby assign(s) and transfers unto: ________________________ $____________ principal amount of Note No. ________ (the “Note”) of the Company and hereby irrevocably constitutes and appoints ________________________________, attorney-in-fact to transfer the said aggregate principal amount thereof on the books of the Company with full power of substitution in the premises.  The Note is issued pursuant to and under a Note Purchase Agreement dated as of September 24, 2012 (as it may be amended, supplemented, modified, extended, renewed, restated or replaced from time to time being herein referred to as the “Note Purchase Agreement”) among Lima Energy Company, USA Synthetic Fuel Corporation, Third Eye Capital Corporation, as administrative agent, and the Noteholders from time to time party thereto.

The undersigned hereby certifies that the transfer of these securities is not being made to, or, for the account or benefit of, and the offer of these securities was not made to, or, for the account or benefit of, and the person named above is not, and is not acting for the account or benefit of, a person in the “United States” or a “U.S. person” (as such terms are defined in Regulation S under the U.S. Securities Act) unless such transfer is exempt from registration under the U.S. Securities Act and all applicable state and foreign securities laws.

Date:           __________________________

____________________	_____________________	___________________

Signature of Transferor	Name of Guarantor*	Signature of Guarantor*

Instructions: If the Note being transferred includes a legend restricting the transfer of such Note pursuant to the U S. Securities Act and applicable state or foreign securities laws, the Form of Transfer must be accompanied by either (a) a properly completed and executed declaration to the Company to the effect that the transfer is being made outside the United States pursuant to Rule 904 of Regulation S under the U S Securities Act, or (b) a written opinion of counsel or other evidence reasonably satisfactory to the Company to the effect that the transfer is exempt from the registration requirements of the U S. Securities Act and all applicable state and foreign securities laws.

The Administrative Agent hereby consents to the assignment and transfer described above.

THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:
Name: ●

Title: ●